Exhibit 10.2

LIEN RELEASE AGREEMENT

THIS LIEN RELEASE AGREEMENT (this “Agreement”) is made and entered into this 17th day of December, 2015, by Republic Capital Access, LLC (“RCA”) and DMRJ Group, LLC (“Bank”).

WHEREAS, Bank has agreed to make certain financial accommodations to Implant Sciences Corporation (the “Customer”);

WHEREAS, in connection with such financial accommodations made by Bank to the Customer (together, the “Bank Credit Agreement”), the Customer has granted to Bank a security interest in and lien upon all of the property of the Customer and the products and proceeds thereof (as amended pursuant to this Agreement, the “Bank Collateral”);

WHEREAS, pursuant to that certain Accounts Receivable Purchase Agreement, dated as of December 11, 2015 (the “RCA Purchase Agreement”), RCA has agreed to provide certain financial accommodations to the Customer and to purchase certain specific account receivables and related proceeds as described on Exhibit A (the “Account Receivables”) from the Customer;

WHEREAS, in connection with the RCA Purchase Agreement, the Customer has granted to RCA, only in the event that a court of competent jurisdiction or governmental authority determines that RCA did not purchase Account Receivables from the Customer, a first priority security interest in and lien upon certain Account Receivables (the “RCA Collateral”);

WHEREAS, in order to induce RCA to enter into the RCA Purchase Agreement with the Customer, Bank desires to release its lien upon the Account Receivables from the Bank Collateral pursuant to the terms and conditions set forth herein; and

WHEREAS, Bank and RCA desire to enter into this Agreement to confirm their respective rights with respect to the Account Receivables and any payments arising thereunder.

NOW, THEREFORE, in consideration of the promises, covenants and agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.

Lien Release.  Bank hereby agrees that, as of the date hereof, Bank conditionally releases from the Bank Collateral the Account Receivables. For the avoidance of doubt, and subject to Section 2 hereof, Bank shall hereafter maintain a security interest in and lien on all of the property of the Customer and the products and proceeds thereof except for the Account Receivables. In the event that a court of competent jurisdiction or governmental authority determines that RCA did not purchase Accounts Receivable from the Customer, Bank agrees that RCA shall have a first priority security interest in and lien upon the RCA Collateral and that the Bank shall have no security interest in and lien upon the RCA Collateral.

2.

Bank Credit Agreement. Bank hereby agrees that execution of the RCA Purchase Agreement by the Customer, the Customer’s assignment to RCA of the right to receive payments for the RCA Collateral and the sale of receivables by the Customer to RCA pursuant to the RCA Purchase Agreement shall not constitute an event of default under the Bank Credit Agreement or, if any of the foregoing do constitute such an event of default, such event of default shall

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be waived by Bank.

3.

Term.  The term of this Agreement shall be from and after the date hereof through and including the earlier of (i) the date on which the Customer has fully satisfied its obligations to Bank pursuant to the terms and conditions of the Bank Credit Agreement and Bank has released its lien on the Bank collateral or (ii) the date on which Customer has satisfied its obligations to RCA pursuant to the terms of the RCA Purchase Agreement and Customer has terminated the RCA Purchase Agreement (the “Term”). Immediately upon the occurrence of (ii) in the preceding sentence, Bank (i) shall no longer be deemed to have released from the Bank Collateral its security interest in and lien on the Account Receivables and (ii) shall be permitted to file in each appropriate jurisdiction a UCC-1 financing statement or UCC-3 amendment evidencing the Account Receivables as Bank Collateral. In the event that the Customer has satisfied its obligations to RCA pursuant to the terms of the RCA Purchase Agreement, the Customer has terminated the RCA Purchase Agreement, RCA has received payment in full for all purchased Account Receivables and the Customer has not satisfied its obligations to Bank under the terms of the Bank Credit Agreement, then (i) this Agreement shall be deemed terminated, except as to any obligations due by RCA or Bank to the other under Section 6 hereof, and (ii) Bank shall no longer be deemed to have released from the Bank Collateral its security interest in and lien on the Account Receivables.

4.   Forbearance. During the Term, as between RCA and Bank, Bank shall not (a) notify any

Customer account debtor that payment on any RCA Collateral is to be made to Bank; (b) collect, sue upon or otherwise exercise rights against the RCA Collateral; or (c) assert any claim for marshaling with respect to the RCA Collateral.  Likewise, during the term, as between Bank and RCA, RCA shall not (a) notify any Customer account debtor that payment on any Bank Collateral is to be made to RCA; (b) collect, sue upon or otherwise exercise rights against the Bank Collateral; or (c) assert any claim for marshaling with respect to the Bank Collateral.

5.

No Waiver. Nothing in this Agreement waives or impairs the respective rights of Bank or RCA under their agreements with Customer to receive payments on their debt or to foreclose on their collateral in any manner other than as expressly prohibited by this Agreement.

6.

Receipt of Collateral.  During the Term, if Bank receives or otherwise obtains any of the RCA Collateral, Bank shall turn over any such property to RCA as soon as is reasonably practicable.  To the extent such RCA Collateral received by Bank constitutes payments and/or back-up information received in connection therewith, Bank will forward such payments and back-up information within three (3) business days after receipt and identification to Bank to the following applicable address:

If Mailed:	If Via Wire Transfer:
Republic Capital Access, LLC 790 Station Street, 2nd Floor Herndon, VA 20170 Attn: Timothy Gilmore	RCA Funding, LLC Xenith Bank ABA#: 051409184 Acct#: 5500468501

7.

Representations and Warranties.

(a)

Each of the parties has had the opportunity to consult with legal counsel of such party’s choosing, this Agreement is satisfactory to each of the parties to this Agreement, and each such party understands the terms of this Agreement and intends to fully perform and be bound by this Agreement.

(b)

Each is an entity that it is duly created, validly existing and in good standing under the laws of the state of its organization and that the party signing on behalf of it is authorized on its behalf to execute and deliver this Agreement, and any other instrument executed and delivered in connection herewith, and upon such execution and delivery each such entity shall be bound by all such instruments.

(c)

Each of the parties hereto has the legal right, power, capacity and authority to enter into and perform such party’s covenants, obligations and agreements under this Agreement and the other instruments referenced herein and delivered pursuant hereto, all corporate, company, partnership and other actions required in connection with the authorization, execution, delivery and performance of this Agreement by such party have been duly taken.

(d)

No consent, approval, authorization or order of any court or governmental authority or third party is required in connection with the execution, delivery and performance by any party to this Agreement.

8.

Advances and Repayments.  RCA acknowledges that the Customer’s indebtedness to Bank evidenced by the Bank Credit Agreement may, from time to time, be paid in full and that additional indebtedness may arise thereafter as a result of additional extension of credit made by Bank under Bank’s Credit Agreement to Customer.  RCA agrees that such advances, repayments and readvances shall not affect the respective rights of Bank and RCA under this Agreement.

9.

Notices.  All notices, requests, demands or other communications required or permitted by or in connection with this Agreement, without implying the obligation to provide any such notice, request, demand or other communication, shall be in writing addressed to the appropriate address set forth below or to such other address as may be hereafter specified by written notice by the parties hereto, as applicable, forwarded in like manner.  Any such notice, request, demand or other communication shall be deemed to be effective one (1) day after dispatch if sent by telegram, mailgram, express mail or Federal Express, UPS or any other commercially recognized overnight delivery service or two (2) days after dispatch if sent by registered or certified mail, return receipt requested.  Notwithstanding the foregoing, all notices, requests, demands or other communications shall be considered to be effective upon receipt if accomplished by hand delivery.

To Bank:

DMRJ Group, LLC

c/o Platinum Partners Value Arbitrage Fund, L.P.

250 West 55th Street, 14th Floor

New York, NY 10019

Attention: David Levy

To RCA:

Republic Capital Access, LLC

790 Station Street,, 2nd Floor

Herndon, VA 20170

Attn: Timothy Gilmore

10.

Notice of Acceptance.  Notice of acceptance of this Agreement is hereby waived by Bank and

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RCA, and this Agreement and all of the terms and provisions hereof shall be immediately binding upon the parties hereto from the date of their execution hereof.

11.

Amendment to Financing Statements.  RCA and Bank acknowledge that Bank has previously filed one or more “all asset” Uniform Commercial Code (“UCC”) financing statements naming the Customer as the debtor (each, a “Bank Financing Statement”) and that RCA will file a UCC financing statement naming the Customer as the debtor and listing the Account Receivables purchased from the Customer as collateral.  Bank hereby covenants that, prior to or simultaneous with the execution of this Agreement, it shall (i) file in each applicable jurisdiction a UCC-3 amendment, with respect to each Bank Financing Statement, which shall delete the Account Receivables from the description of collateral covered by such Bank Financing Statement and (ii) deliver a copy of each such UCC-3 amendment to RCA.

12.

Parties in Interest. This Agreement shall be binding upon and inure to the benefit of each party hereto and each of their respective successors and assigns, and nothing in this Agreement is intended to confer upon any other person, whether or not named herein, any rights or remedies of any nature whatsoever under or by reason of this Agreement.

13.

Governing Law.  This Agreement shall be governed by and construed in accordance with the laws and decisions of the Commonwealth of Virginia, without regard to its choice of law principles. Actions to enforce this Agreement shall be brought in a Commonwealth of Virginia.

14.

Counterparts. This Agreement may be executed in any number of counterparts, by original or facsimile or electronic pdf signature, each of which when executed and delivered shall be deemed an original, and such counterparts together shall constitute one instrument.

15. Defined Terms.  Terms used in this Agreement for which meanings are provided in the UCC of the Commonwealth of Virginia shall have such meanings unless a different meaning is given to such terms in this Agreement.

16.

Bank Purchase of Customer Accounts.  Notwithstanding anything to the contrary in the Bank Credit Agreement, Bank acknowledges and agrees that it will not purchase any accounts of the Customer that do not arise from contracts included within the Bank Collateral.

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IN WITNESS WHEREOF, the undersigned have executed this Agreement, as of the date first above written.

DMRJ GROUP, LLC

REPUBLIC CAPITAL ACCESS, LLC

By:      /s/ David Levy

By:       /s/ Timothy J. Gilmore

Name: David Levy

Name:  Timothy J. Gilmore

Its:       Authorized Signatory

Its:        CFO

Customer Acknowledgment, Confirmation and Consent:

Customer executes this Agreement where indicated below for the sole purpose of evidencing its acknowledgment of and consent to the terms of this Agreement.

Customer is not a party to this Agreement and has no rights under this Agreement.

IMPLANT SCIENCES CORPORATION

By:

/s/ Roger P. Deschenes

Name:  Roger P. Deschenes

Its:

Chief Financial Officer

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Exhibit A

Account Receivables

The Accounts Receivable shall consist of any and all Purchased Receivables pursuant to the Purchase Agreement, and all proceeds thereof, as well as proceeds of Unpurchased Receivables to the extent that the proceeds of such Unpurchased Receivables are used to satisfy Customer’s obligations under Sec. 8.1.7 Deemed Collections; Repurchase.